Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, AND HOLDER HAS, IF REQUIRED BY THE COMPANY, DELIVERED AN OPINION OF COUNSEL TO THAT EFFECT.  BY ACCEPTING THIS NOTE, HOLDER REPRESENTS, AMONG OTHER THINGS, THAT IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) OF THE SECURITIES ACT) AND IS NOT A U.S PERSON, AND IS ACQUIRING THIS NOTE AND WILL ACQUIRE ANY CONVERSION SHARES (AS DEFINED HEREIN) OUTSIDE THE U.S. AND IN ACCORDANCE WITH REGULATION S, AND WILL NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THIS NOTE OR THE COMMON STOCK OF THE COMPANY PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED HEREIN) EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.  ISSUANCE OF THE CONVERSION SHARES IS CONDITIONED UPON THE CONTINUED AVAILABILITY OF REGULATION S IN RESPECT OF HOLDER AT TIME OF CONVERSION, OR THE AVAILABILITY TO HOLDER OF ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IN RESPECT OF SUCH ISSUANCE.

CONVERTIBLE PROMISSORY NOTE

US $_________	__________, 2006

FOR VALUE RECEIVED, Osiris Therapeutics, Inc., a Delaware corporation (the “Company”), having an address of 2001 Aliceanna Street, Baltimore, MD 21231, U.S.A., hereby promises to pay to the order of ________________ (the “Holder”), at the offices of Holder at ________________ or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of __________________________ U.S. Dollars ($ _________) (the “Principal”) together with accrued and unpaid interest, upon the terms and conditions hereinafter set forth.

1.             Payment Terms.  The Company promises to pay to Holder the Final Payment Amount (as hereinafter defined) on April 30, 2009 (the “Maturity Date”), unless this Note is earlier redeemed by the Company or converted into Common Stock (as hereinafter defined) of the Company, pursuant to Section 3 hereof, as applicable.  All accrued and unpaid interest shall be due and payable in accordance with Section 2 hereof.  All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued and unpaid interest then due and payable and the remainder to Principal.  “Final Payment Amount” means an amount equal to the sum of the total unpaid Principal plus any accrued and unpaid interest.

2.             Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of ten percent (10%) per annum.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All accrued interest shall be due and payable in cash on each Payment Date (as hereinafter defined), the Maturity Date,  the Redemption Date (as hereinafter defined) or Conversion Date (as hereinafter defined), as the case may be, in each case in accordance with the terms and conditions of this Note.  “Payment Date” means each of April 30, 2007, October 30, 2007, April 30, 2008 and October 30, 2008. Any accrued but unpaid interest will be paid in cash at the time of conversion. If a Payment Date, the Maturity Date, the Redemption Date or the Conversion Date, be on a day that is not a business day, payment of any amounts due and payable on such date shall be effected on the immediately following business day.

3.             Conversion or Redemption of this Note.

(a)                                  Conversion.  If at any time after February 9, 2007, either (i) the Closing Price (as defined below) of the common stock, par value USD 0.001 per share (“Common Stock”) of the Company shall for 10 consecutive trading days following such date equal USD 25.00 (the “Threshold Amount”)or higher or (ii) the Holder shall make written request for conversion of this Note upon the Company (the first to occur of (i) or (ii) after February 9, 2007, the “Conversion Date”), this Note shall be converted in its entirety and not in part into shares of the Common Stock.  The number of shares of Common Stock to which Holder shall be entitled upon such conversion shall be equal to the sum of the total unpaid principal divided by USD $18.00 (the “Note Conversion Rate”). Any accrued but unpaid interest will be paid in cash at the time of conversion. For purposes of this paragraph 3(a), the term „Closing Price” shall mean, as reasonably determined by the Company, the reported closing price on the NASDAQ Global Market.

(b)                                 Redemption.  This Note may be redeemed by the Company at any time by payment to Holder in immediately available funds of the sum of the total unpaid principal plus any accrued but unpaid interest.  The Company must provide written notice to Holder not less than 30 days prior to the effective date of such redemption (the “Redemption Date”).

(c)                                  Mechanics of Automatic Conversion  Upon the occurrence of either of the events specified in Section 3(a) above, this Note shall be converted into Common Stock automatically without any further action by Holder; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion of this Note (“Conversion Shares”) unless the original of this Note is delivered to the Company, or Holder notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holder executes an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note.  Upon surrender by Holder to the Company of the original of this Note at the office of the Company, there shall be issued and delivered to Holder promptly at such office and in Holder’s name as shown on the original of this Note, a certificate or certificates for the applicable number of Conversion Shares on the Conversion Date.  Any such certificate shall bear a conspicuous legend similar to that set forth on page 1 of this Note (insofar as applicable) and otherwise referring to reiterating the restrictions on transfer and other terms hereof applicable to the Conversion Shares upon issuance.

(d)                                 No Fractional Shares.  The number of Common Shares resulting from a conversion of this Note pursuant to Section 3(a) above shall be rounded up to the next higher integral share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.  Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4.               The indebtedness evidenced hereby ranks pari passu in right of payment to the indebtedness evidenced from time to time by the other of the Offered Notes (as defined below) and to any other convertible debt securities of the Company now or hereafter existing and so providing, and the indebtedness evidenced hereby ranks senior in right of payment to all classes and series of the Company’s capital stock.  By accepting this Note the Holder does expressly consent to the aforesaid ranking in right of payment and agrees to perform, from time to time, such acts, and to execute, acknowledge and/or deliver such other instruments, documents and agreements, as may from time to time be requested by the Company, or as may from time to time otherwise be reasonably requested, necessary or required, to so confirm or provide.

5.             Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)                                  The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)                                 This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

6.             Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital, redemption or repayment of debt or other general corporate purposes.

7.             No Waiver in Certain Circumstances.  No course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

8.             Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

9.             No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful.  In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.  As a condition to its obligation to make any payment of interest hereunder without withholding as may otherwise be required under applicable U.S. tax laws, the Company may require that the Holder submit to the Company a properly completed IRS Form W-8 or similar or successor form sufficiently demonstrating to the reasonable satisfaction of the Company that no such withholding is required.

10.           Representations, Warranties and Covenants of Holder.  By accepting this Note, Holder represents and warrants to the Company, and agrees, as follows:

(a)                                  The principal address of Holder is outside of the United States, and Holder is not a U.S. Person as such term is defined and used in Regulation S.

(b)                                 At the time the “buy” order was originated in respect of Holder’s acquisition of this Note, Holder was outside of the U.S., and Holder is outside the U.S. as of the date of the execution and delivery of this Note by Holder.  No offer to acquire this Note was made to Holder or its representatives inside the United States.

(c)                                  Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(d)                                 Holder is acquiring this Note and will acquire any Conversion Shares for his/her/its own account, not on behalf or for the account of any U.S. Person, and neither the purchase of this Note nor the acquisition of the Conversion Shares has been pre-arranged with a purchaser in the U.S.

(e)                                  The Holder will make all resales of this Note and any Conversion Shares only outside of the United States in compliance with Regulation S, or pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.  Specifically, Holder will not resell this Note or any Conversion Shares to any U.S. Person or within the United States prior to the expiration of one year (the “Distribution Compliance Period”) after the closing of the offering to which this Note relates, except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(f)                                    Holder will not engage in any hedging transactions with respect to this Note or the Common Stock of the Company at any time prior to the expiration of the Distribution Compliance Period, except in compliance with the Securities Act.

(g)                                 The Company is and will be relying on the truth and accuracy of Holder’s representations, warranties, agreements, acknowledgements and understandings as set forth herein, in order to determine the applicability of such exemptions and the suitability of Holder and his/her/its acquisition of the Note and Conversion Shares upon conversion hereof.

(h)                                 Holder has been furnished with, or has acquired, copies of all of the documents filed by the Company with the United States Securities and Exchange Commission during the twelve months prior to the date hereof, as well as all other documents made available by the Company for public dissemination during the same period, including, but not limited to, press releases, and Holder has been provided all necessary and appropriate information about the Company to make an informed investment decision with respect to the acquisition of this Note.

(i)                                     Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder’s investment in the Company; Holder has been provided the opportunity to make all necessary and appropriate inquiries of the Company regarding Company’s business and associated risks, and Company has complied with all such requests; and Holder is able financially to bear the risk of losing Holder’s full investment in this Note.

(j)                                     The Note is being acquired and any Conversion Shares will be acquired in a transaction not involving a public offering within the United States within the meaning of the Securities Act, and Holder understands that this Note has not been and will not be, and any Conversion Shares have not been and may not be, registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are and will be “restricted securities” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.  Prior to any proposed transfer of this Note or any Conversion Shares, Holder shall, among other things, give written notice to the Company of Holder’s intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 10 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws.  Each certificate for any Conversion Shares shall bear a legend  similar to that set forth on Page 1 of this Note (insofar as applicable) and otherwise referring to reiterating the restrictions on transfer and other terms hereof applicable to the Conversion Shares upon issuance.

(k)                                  Holder understands that no U.S. federal or state government or agency has passed on or made any recommendation or endorsement of offering for sale or the sale of this Note, or with respect to the Conversion Shares.

(l)                                     Holder acknowledges that this Note is one of several similar notes (collectively the “Offered Notes”) in the aggregate principal amount of up to $20,000,000, or at the option of the Company, a greater amount; and that there is no restriction imposed hereby upon the Company in respect of the incurring by the Company of additional debt or the issuance by the Company of additional debt or equity securities, or otherwise.

11.           Anti-dilution.  If the Company executes a stock split, reverse stock split, or re-capitalization, or makes a dividend or other distribution in cash or shares on Common Stock, or reclassifies all or part of its outstanding Common Stock (any of the foregoing a “Dilution Transaction”), the Note Conversion Rate and Threshold Amount specified in Section 3(a) above shall each be equitably and proportionately adjusted so that this Note shall be converted as of the same date as it would have otherwise converted had such Dilution Transaction not occurred, and so that the Holder of this Note shall upon conversion following a Dilution Event be entitled to receive the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive immediately prior to the happening of a Dilution Transaction and then, following such conversion, subsequently subjected to the effect thereof.

12.           Registration.  Upon the request of Holder or of any holder of any of the other Offered Notes (collectively, the “Offered Noteholders”) following the first to occur of the conversion of this Note and the conversion of any of the Offered Notes and the issuance of Conversion Shares hereunder or thereunder and as defined therein, and provided that the Company shall then be, or if not, at such time thereafter as the Company shall become, eligible to effect the registration pursuant to the Securities Act of the shares of Common Stock issued or issuable hereunder or upon conversion of the other Offered Notes (collectively, the “Registrable Securities”) on Form S-3 or on another  “short form” registration statement, the Company shall use commercially reasonable efforts to effect registration pursuant to the Securities Act, of the Registrable Securities or the resale thereof by the Offered Holders on Form S-3 or on another short form registration statement.  The Company shall have no obligation hereunder to effect any such registration at any time which, as determined by the Company, neither Form S-3 nor any other similar short-form registration statement is available therefor, nor shall the Company have any obligation to maintain the effectiveness of such registration statement for more than one year.  The Company may delay the filing of any such registration statement as a result of constraints or restrictions under applicable law so requiring as determined by the Company, or suspend the effectiveness of any such registration statement and/or require by written notice that the Offered Noteholders immediately cease sales of shares in the event that from time to time (i) the Company files another registration statement (other than a registration statement on Form S-8 or its successor form) under the Securities Act for a then pending or anticipated public offering of its securities, or (ii) an event has occurred, or the Company has entered into a transaction, which the Company determines in good faith must be disclosed in order for the Company to comply with the public disclosure requirements imposed on the Company under the Securities Act.  The Company shall not be required to include any Registrable Securities in any such registration statement unless the Holder (i) provides to the Company in a timely manner such information regarding the Holder as is required by the Securities Act to be included in the registration statement or provided to the Company, (ii) shall have provided to the Company its written agreement (x) to indemnify the Company and each of its officers, directors and agents against, and to hold the Company and its officers, directors and agents harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or any of its officers, directors or agents may become subject by reason of any statement or omission in the registration statement made in reliance upon, or in conformity with, a written statement by such Holder furnished pursuant hereto or any failure of Holder to comply with the provisions of this Section 12, and (y) to report to the Company sales made pursuant to the registration statement.

13.           Security Interest.  The Company’s obligations under this Note and the other Offered Notes are secured by a grant of, and the Company does hereby grant to the Holder (and has similarly granted or is or will similarly grant to the other Offered Noteholders in respect of the obligations under the other Offered Notes), subject to the terms, provisions and limitations hereof, a security interest in (the “Collateral”) all tangible and intangible assets of the Company now existing or hereafter arising (together with products and proceeds), other than and in any event excluding:

(i) all tangible and intangible assets which are the subject of any security interest previously granted by the Company which would prohibit or conflict with a grant of a security interest hereunder or under the other Offered Notes, and in any event and without regard to whether or not so prohibited or conflicting, excluding all tangible and intangible assets which are the subject of a security interest previously granted by the Company in favor of Boston Scientific Corporation, and

(ii) whether now or hereafter existing or arising, all (a) leases and other contracts, (b) licenses (including licenses to software and intellectual property), (c) rights of the Company under such leases, other contracts and licenses, (d) property, if any, that is or becomes the subject of such leases, other contracts or licenses, and (e) without limiting (a) through (c), collaborative arrangements by and between the Company and any third party and any and all interests or rights of the Company in respect of the assets related thereto.

The security interest granted hereby, and any corresponding lien, is and shall be further subject and subordinate to any security interest and lien granted by the Company in the Collateral and established at any time or from time to time in the future as part of any financing arrangements that may be entered into by and between the Company and any bank or financial institution, and shall rank pari passu and shall be deemed hereby and thereby to be spread with the security interests otherwise granted and liens established or created in the Collateral pursuant to or as contemplated by the other Offered Notes or any other convertible debt securities of the Company as may be issued from time to time and which so expressly provide, and the Holder by accepting this Note does hereby expressly consent thereto, it being the intention of the Company and the Holder that the security interest hereby granted, and any corresponding lien established or created, shall rank in right of priority (subject in any event to the limits and exclusions otherwise herein provided) in respect of the Collateral senior only to the general unsecured indebtedness and other unsecured obligations of the Company now or hereafter existing, pari passu with the security interests granted and liens established or created pursuant to or as contemplated by the other Offered Notes and any other convertible debt securities of the Company as may be issued from time to time and which so expressly provide, and junior to any other lien created or security interest granted by the Company.

In the event Company fails to perform any of its repayment obligations under this Note, and such default is continuing for a period of 10 business days after written notice from Holder to the Company (“Default”), Holder may accelerate repayment of the Principal plus any accrued interest and exercise, without further notice, all rights and remedies under this Note or enforce any rights otherwise available.  In the case of such Default, Holder shall give the Company not less than 60 business days prior written notice of its intended disposition of the Collateral; provided, however, if Company cures such Default prior to expiration of such notice period, Default will be not deemed to have occurred and Holder shall have no rights to accelerate repayment or enforce the Collateral.  For the purpose of enforcing any and all rights and remedies under this Note, Holder may (i) require the Company to, upon Holder’s reasonable request, assemble all or any part of the Collateral as directed by the Holder and make it available to Holder during normal business hours at the Company’s headquarters, (ii) to the extent permitted by applicable law, enter, without breach of the peace, any premises where any such Collateral is or may be located and, reasonably seize and remove such Collateral from such premises, (iii) direct the Company to reasonably provide relevant information from the Company’s books and records relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer the Collateral, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent Holder deems reasonably appropriate.  Notwithstanding anything to the contrary herein, the security interest granted hereby is expressly limited to the Final Payment Amount outstanding under this Note and Holder shall exercise the foregoing rights in such a fashion so as to minimize disruption to Company and its business operations and only to the extent necessary to recover such unpaid Final Payment Amount.  Holder and the Company shall work in good faith to effectuate the intent of the previous sentence.  The security interest granted hereby and any corresponding lien created or established, shall terminate and expire upon payment in full of the Final Payment Amount or upon the occurrence of the Conversion Date, which ever first occurs, and without further action on the part of the Company or Holder.  Holder will execute any documents or instruments the Company may reasonably request to evidence such expiration.  All rights and remedies of the Holder hereunder shall be exercised in a manner which recognizes rights of the other Offered Noteholders in respect of the Collateral and in respect of the lien and payment priority provided for hereunder.

By acceptance of this Note, Holder acknowledges and agrees that (i) certain assets of the Company are excluded from the security interest granted hereby, (ii) the security interest granted to Holder pursuant hereto, and any corresponding lien created or established, is and shall be subject and subordinate to any lien and security interest heretofore or hereafter granted by the Company or created and established as part of any financing arrangement that may be entered into by and between the Company and any bank or financial institution and, subject in any event to the limits and exclusions otherwise herein provided, such lien and security interest shall rank senior only to the general unsecured indebtedness and other unsecured obligations of the Company now or hereafter existing, (iii) the Company is issuing or may issue the other Offered Notes, and in addition thereto may also issue from time to time in the future other convertible debt securities, and has granted or may grant in connection with the issuance of the other Offered Notes or such other convertible debt securities, security interests in the Collateral which may, and the lien in respect of which may, rank pari passu in priority with the security interest granted hereby, and Holder does hereby consent to the grant by the Company of such security interests and the establishment and creation of such liens.  Holder shall perform, from time to time, such acts, and shall execute, acknowledge and/or deliver such other instruments, documents and agreements as the Company reasonably may request in order to consummate the transactions provided for in this Note.  Without limiting the foregoing, by accepting this Note the Holder does expressly consent to the aforesaid ranking in respect of lien priority and subordination and agrees to perform, from time to time, such acts, and to execute, acknowledge and/or deliver such instruments, documents and agreements, as may from time to time be requested by the Company, or as may from time to time otherwise be reasonably requested, necessary or required, to so confirm or provide.

14.           Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by each of the Company and Holder.  This Note may not be conveyed, assigned or transferred by Holder without the prior written consent of the Company.  Any permitted subsequent Holder of this Note shall be deemed, by accepting this Note, to have made and reaffirmed to the Company each and every of the acknowledgements, consents, agreements, representations, warranties and covenants of the original Holder hereof.  All notices hereunder shall be in writing and be deemed given if personally delivered, sent by overnight courier (provided proof of delivery is received) or sent by telecopy (provided a confirmation of transmission is received) at the addresses of the respective parties set forth in the initial paragraph of this Note or such other address as either party shall notify the other of from time to time.  The Company hereby submits to personal jurisdiction in the State of Maryland, consents to the jurisdiction of any competent state or federal district court sitting in the County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

Osiris Therapeutics, Inc.

By:
Name:
Title:

ACCEPTED as of the date first above written:

Holder:

By:
Name:
Title: